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                                                                     EXHIBIT 3.1



                         SECOND CERTIFICATE OF AMENDMENT
                                       OF
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         GENERAL GROWTH PROPERTIES, INC.



It is hereby certified that:

         1. The name of the Corporation (which is hereinafter referred to as the "Corporation") is General Growth Properties, Inc.

         2. The amendment to the Second Amended and Restated Certificate of Incorporation, as amended, effected by this Second Certificate of Amendment is as follows:

         By deleting the definition of "Existing Holder" in Article IV D as it now exists and inserting in lieu thereof a new definition of "Existing Holder", reading as follows:

                  "`Existing Holder' shall mean the Bucksbaum Group."

         By deleting the definition of "Existing Holder Limit" in Article IV D as it now exists and inserting in lieu thereof a new definition of "Existing Holder Limit", reading as following:

                  "`Existing Holder Limit' shall mean, initially, the greater of the Ownership Limit and the percentage of the value of the outstanding Common Stock Beneficially Owned by the Existing Holder immediately after the Initial Public Offering, and after any adjustment pursuant to subparagraph D(10) of this
                  Article IV, shall mean such percentage of the outstanding Equity Stock as so adjusted."

         3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, General Growth Properties, Inc. has caused this
Second Certificate of Amendment to be executed by its duly authorized President this 13th day of May, 1999.


                                        GENERAL GROWTH PROPERTIES, INC.,
                                        a Delaware corporation


                                        By: /s/ ROBERT A. MICHAELS
                                           -------------------------------------
                                           Name: Robert A. Michaels
                                                --------------------------------
                                           Title: President
                                                 -------------------------------